Exhibit 3.29

BYLAWS OF

ROCK-TENN COMPANY OF MISSOURI, INC.

(NOW ROCK-TENN PARTITION COMPANY)

ARTICLE I

SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Georgia, on such date and at such time as the Board of Directors may by resolution provide, or if the Board of Directors fails to provide, then such meeting shall be held at the principal office of the Corporation at 10:00 A.M. on the second Tuesday in April of each year, or, if such date is a legal holiday, on the next succeeding business day. The Board of Directors may specify by resolution prior to any special meeting of shareholders held within the year that such meeting shall be in lieu of the annual meeting.

Section 2. Special Meeting. Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board of Directors, the President or upon written request of the holders of at least twenty-five per cent (25%) of the outstanding common stock. Such written request shall specify the time and purpose of the proposed meeting. Such meetings shall be held at such place, either within or without the State of Georgia, as is stated in the call and notice thereof.

Section 3. Notice of Meetings. Written notice of each meeting of shareholders, stating the time and place of the meeting, and the purpose of any special meeting, shall be mailed to each shareholder entitled to vote at or to notice of such meeting at his address shown on the books of the Corporation not less than ten (10) nor more than fifty (50) days prior to such meeting unless such shareholder waives notice of the meeting. If a plan of merger or consolidation or a sale, lease, exchange, or other disposition of all or substantially all the property and assets of the corporation is to be considered at any annual or special meeting, the written notice shall state the purpose of such meeting and shall be given to each shareholder, whether or not entitled to vote thereon, not less than twenty (20) days before such meeting. Any shareholder may execute a waiver of notice, in person or by proxy, either before or after any meeting, and shall be deemed to have waived notice if he is present at such meeting in person or by proxy. Neither the business transacted at, nor the purpose of, any meeting need be stated in the waiver of notice of such meeting, except that, with respect to a waiver of notice of a meeting at which a plan of merger or consolidation is considered, information as required by the Georgia Business Corporation Code must be delivered to the shareholder prior to his execution of the waiver of notice or the waiver itself must conspicuously and specifically waive the right to such information.

Notice of any meeting may be given by the President, the Secretary or by the person or persons calling such meeting. No notice need be given of the time and place of reconvening of any adjourned meeting, if the time and place to which the meeting is adjourned are announced at the adjourned meeting.

Section 4. List of Shareholders. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at a meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number and class and series, if any, of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

Section 5. Quorum; Required Shareholder Vote. A quorum for the transaction of business at any annual or special meeting of shareholders shall exist when the holders of a majority of the outstanding shares entitled to vote are represented either in person or by proxy at such meeting. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless a greater vote is required by law, by the Articles of Incorporation or by these Bylaws, When a quorum is once present to organize a meeting, the shareholders present may continue to do business at the meeting or at any adjournment thereof notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time

Section 6. Proxies. A shareholder may vote either in person or by a proxy which such shareholder has duly executed in writing. No proxy shall be valid after eleven (11) months from the date of its execution unless a longer period is expressly provided in the proxy.

Section 7. Action of Shareholders Without Meeting. Any action required to be, or which may be, taken at a meeting of the shareholders, may be taken without a meeting if written consent, setting forth the actions so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, except that, with respect to approval of a plan of merger or consolidation by written consent, information as required by the Georgia Business Corporation Code must be delivered to the shareholders prior to their execution of the consent or the consent must conspicuously and specifically waive the right to such information. Such consent shall have the same force and effect as a unanimous affirmative vote of the shareholders and shall be filed with the minutes of the proceedings of the shareholders.

ARTICLE II

DIRECTORS

Section 1. Power of Directors. The Board of Directors shall manage the business of the Corporation and may exercise all the powers of the Corporation, subject to any restrictions imposed by law, by the Articles of Incorporation or by these Bylaws.

Section 2. Composition of the Board. The Board of Directors of the Corporation shall consist of not less than three (3) nor more than fifteen (15) natural persons of the age of eighteen years or over; provided that if all of the shares of the Corporation are owned of record by less than three shareholders, the minimum number of directors shall be two (2). The exact number of directors within the specified minimum and maximum shall be fixed by resolution of the shareholders from time to time, but no decrease in the number of directors shall shorten the term of any incumbent director. Directors need not be residents of the State of Georgia or shareholders of the Corporation. At each annual meeting the shareholders shall elect the directors, who shall serve until their successors are elected and qualified; provided that at any shareholders’ meeting with respect to which notice of such action has been given, the entire board of directors or any individual director may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors.

Section 3. Meetings of the Board; Notice of Meetings; Waiver of Notice. The annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held each year immediately following the annual meeting of shareholders. The Board of Directors may by resolution provide for the time and place of other regular meetings and no notice of such regular meetings need be given. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, by the President or by any two directors, and written notice of the time and place of such meetings shall be given to each director by first class or air mail at least four (4) days before the meeting or by telephone, telegraph, cablegram or in person at least two (2) days before the meeting. Any director may execute a waiver of notice, either before or after any meeting, and shall be deemed to have waived notice if he is present at such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting. Any meeting may be held at any place within or without the State of Georgia.

Section 4. Quorum; Vote Requirement. A majority of the number of directors last fixed by the shareholders shall constitute a quorum for the transaction of business at any meeting. In no case shall less than one-third of the total number of directors nor less than two directors constitute a quorum. When a quorum is present, the vote of a majority of the directors present and voting shall be the act of the Board of Directors, unless a greater vote is required by law, by the Articles of Incorporation or by these Bylaws.

Section 5. Action of Board Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent, setting forth the action so taken, is signed by all the directors or committee members and filed with the minutes of the proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous affirmative vote of the Board of Directors or committee, as the case may be.

Section 6. Committees. The Board of Directors, by resolution adopted by a majority of all of the directors, may designate from among its members and Executive Committee, and such other committees as it deems necessary or desirable, each composed of two (2) or more directors, which may exercise such authority as is delegated by the Board of Directors, provided that no committee shall have the authority of the Board of Directors in reference to (1) an amendment to the Articles of Incorporation or Bylaws of the Corporation, (2) the adoption of a plan of merger or consolidation, (3) the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Corporation, or (4) a voluntary dissolution of the Corporation or a revocation thereof.

Section 7. Vacancies. A vacancy occurring in the Board of Directors by reason of the removal of a director by the shareholders shall be filled by the shareholders, or, if authorized by the shareholders, by the remaining directors. Any other vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by the sole remaining director, as the case may be, or, if the vacancy is not so filled, or if no director remains, by the shareholders. A director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office, or, if such vacancy occurs by reason of an amendment to these Bylaws increasing the number of directors, until the next election of directors by the shareholders and the election and qualification of the successor.

Section 8. Telephone Conference Meetings. Unless the Articles of Incorporation otherwise provide, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board or committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

ARTICLE III

OFFICERS

Section 1. Executive Structure of the Corporation. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chairman of the Board of Directors, a President, a Secretary, a Treasurer and such other officers or assistant officers, including Vice Presidents, as may be elected by the Board of Directors. Each officer shall hold office for the term for which such officer has been elected or appointed and until such officer’s successor has been elected or appointed and has qualified, or until such officer’s earlier resignation, removal from office or death. Any two or more offices may be held by the same person, except that (i) the same person shall not be both President and Secretary and (ii) the same person shall not be both Chairman of the Board of Directors and Secretary. The Board of Directors may designate a Vice President as an Executive Vice President and may designate the order in which other Vice Presidents may act.

Section 2. Chairman of the Board of Directors. The Chairman of the Board of Directors shall be the chief executive officer of the Corporation and shall give general supervision and direction to the affairs of the Corporation, subject to the direction of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the shareholders.

Section 3. President. The President shall be the chief operating officer of the Corporation and shall be in charge of the day-to-day affairs of the Corporation, subject to the direction of the Board of Directors and the Chairman of the Board of Directors. The President shall preside at all meetings of the shareholders in the absence of the Chairman of the Board of Directors and shall act in the case of absence or disability of the Chairman of the Board of Directors.

Section 4. Vice President. The Vice President shall act in the case of absence or disability of the President.

Section 5. Secretary. The Secretary shall keep the minutes of the proceedings of the shareholders and of the Board of Directors, and shall have custody of and attest the seal of the Corporation.

Section 6. Treasurer. The Treasurer shall be responsible for the maintenance of proper financial books and records of the Corporation.

Section 7. Other Duties and Authority. Each officer, employee and agent of the Corporation shall have such other duties and authority as may be conferred upon such officer, employee or agent by the Board of Directors or delegated to such officer, employee or agent by the Chairman of the Board of Directors.

Section 8. Removal of Officers. Any officer may be removed at any time by the Board of Directors, and such vacancy may be filled by the Board of Directors. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of such officer’s removal in breach of a contract of employment.

Section 9. Compensation. The salaries of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

ARTICLE IV

STOCK

Section 1. Stock Certificates. The shares of stock of the Corporation shall be represented by certificates in such form as may be approved by the Board of Directors, which certificates shall be issued to the shareholders of the Corporation in numerical order from the stock book of the Corporation, and each of which shall bear the name of the shareholder, the number of shares represented, and the date of issue; and which shall be signed by the Chairman of the Board of Directors or President and the Secretary or an Assistant Secretary of the Corporation; and which shall be sealed with the seal of the Corporation. No share certificate shall be issued until the consideration for the shares represented thereby has been fully paid.

Section 2. Transfer of Stock. Shares of stock of the Corporation shall be transferred only on the books of the Corporation upon surrender to the Corporation of the certificate or certificates representing the shares to be transferred accompanied by an assignment in writing of such shares properly executed by the shareholder of record or such shareholder’s duly authorized attorney-in-fact and with all taxes on the transfer having been paid. The Corporation may refuse any requested transfer until it has been furnished evidence satisfactory to it that such transfer is proper. Upon the surrender of a certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face “Canceled” and filed with the permanent stock records of the Corporation. The Board of Directors may make such additional rules concerning the issuance, transfer and registration of stock and requirements regarding the establishment of lost, destroyed or wrongfully taken stock certificates (including any requirement of an indemnity bond prior to issuance of any replacement certificate) as it deems appropriate.

Section 3. Registered Shareholders. The Corporation may deem and treat the holder of record of any stock as the absolute owner for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

Section 4. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

ARTICLE V

DEPOSITORIES, SIGNATURES AND SEAL

Section 1. Depositories. All funds of the Corporation shall be deposited in the name of the Corporation in such bank, banks, or other financial institutions as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Corporation by such person or persons as the Board of Directors may from time to time designate.

Section 2. Contracts and Deeds. All contracts, deeds and other instruments shall be signed on behalf of the Corporation by the Chairman of the Board of Directors or by such other officer, officers, agent or agents as the Board of Directors may from time to time by resolution provide.

Section 3. Seal. The seal of the Corporation shall be as follows:

If the seal is affixed to a document, the signature of the Secretary or an Assistant Secretary shall attest the seal. The seal and its attestation may be lithographed or otherwise printed on any document and shall have, to the extent permitted by law, the same force and effect as if it had been affixed and attested manually.

ARTICLE VI

INDEMNITY

Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against expenses (including reasonable attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation (and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such person’s conduct was unlawful), to the maximum extent permitted by, and in the manner provided by, the Georgia Business Corporation Code.

ARTICLE VII

AMENDMENT OF BYLAWS

The Board of Directors shall have the power to alter, amend or repeal the Bylaws or adopt new bylaws, but any bylaws adopted by the Board of Directors may be altered, amended or repealed and new bylaws adopted by the shareholders. The shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed by the Board of

Directors. Action by the directors with respect to the Bylaws shall be taken by an affirmative vote of a majority of all of the directors then in office. Action by the shareholders with respect to the Bylaws shall be taken by an affirmative vote of a majority of all shares outstanding and entitled to elect directors.